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EXHIBIT 99.1

KEVIN M. SHEEHAN TO BE APPOINTED CENDANT CHIEF FINANCIAL OFFICER
UPON COMPLETION OF THE AVIS TRANSACTION

           DAVID M. JOHNSON TO PURSUE OPPORTUNITIES OUTSIDE OF CENDANT

CENDANT'S TREASURER, DUNCAN H. COCROFT, NAMED ACTING CFO

NEW YORK, NY, JANUARY 5, 2001--Cendant Corporation (NYSE: CD) today announced that Kevin M. Sheehan, currently president, corporate and business affairs at Avis Group Holdings, Inc. (NYSE: AVI), will be appointed as Cendant's chief financial officer subject to completion of the Company's acquisition of Avis. Effective immediately, Cendant's Executive Vice President, Finance and Treasurer, Duncan H. Cocroft, will serve as CFO on an interim basis. Mr. Cocroft also serves as CFO of PHH Corporation, Cendant's wholly owned finance subsidiary.

David M. Johnson, Cendant's current CFO, has decided to pursue opportunities outside of the Company.

Mr. Sheehan, 47, is currently responsible for directing the corporate and administrative functions as well as overseeing financial reporting and investor relations at Avis. His key accomplishments at Avis include taking the company public in 1997, spearheading the acquisition of Vehicle Management Services and managing the sale of PHH Europe to BNP Paribas.

Prior to joining Avis, Mr. Sheehan was a senior vice president at the former HFS, Incorporated, a predecessor company to Cendant. He has more than 20 years of financial experience at such widely recognized companies as Time Warner, TCI, Sega of America and HBO. Mr. Sheehan, a Certified Public Accountant, also held positions at Reliance Group Holdings, Telemundo Group, Inc. and Deloitte & Touche. He received an MBA in Finance and Taxation from New York University and a bachelor's degree in accounting from Hunter College. He is a native of New York City and resides in Lloyd Harbor with his family.

"Considering the record growth at Avis under Kevin Sheehan's leadership, and having worked with him at the former HFS, I know Kevin to be an outstanding financial manager, said Cendant Chairman, President and CEO, Henry R. Silverman. "I am very pleased that he will be joining Cendant's senior management team as CFO."

"David Johnson joined Cendant in April 1998 shortly after fraud had been discovered at the former CUC International," Silverman said. "His long-standing relationship with the Company dates back to the HFS Incorporated IPO in 1992, when David was with Merrill Lynch. David has provided invaluable leadership in doing all that was necessary to rebuild Cendant and regain access to the capital markets. His contributions have been enormous. As a




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result of his efforts, the Company today is stronger and has excellent prospects for continued healthy growth in the future."


Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchiser, Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. Other business units include NCP, the UK's largest private car park operator, and WizCom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 28,000 employees and operates in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at WWW.CENDANT.COM or by calling 877-4INFO-CD (877-446-3623).

STATEMENTS ABOUT FUTURE RESULTS MADE IN THIS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND THE CURRENT ECONOMIC ENVIRONMENT. THE COMPANY CAUTIONS THAT THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE SPECIFIED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2000.

SUCH FORWARD-LOOKING STATEMENTS INCLUDE PROJECTIONS. SUCH PROJECTIONS WERE NOT PREPARED IN ACCORDANCE WITH PUBLISHED GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE SEC REGARDING PROJECTIONS AND FORECASTS, NOR HAVE SUCH PROJECTIONS BEEN AUDITED, EXAMINED OR OTHERWISE REVIEWED BY INDEPENDENT AUDITORS OF CENDANT OR ITS AFFILIATES. IN ADDITION, SUCH PROJECTIONS ARE BASED UPON MANY ESTIMATES AND ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF MANAGEMENT OF CENDANT AND ITS AFFILIATES. CERTAIN OF SUCH UNCERTAINTIES AND CONTINGENCIES ARE SPECIFIED IN CENDANT'S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2000. ACCORDINGLY, ACTUAL RESULTS MAY BE MATERIALLY HIGHER OR LOWER THAN THOSE PROJECTED. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY CENDANT OR ITS AFFILIATES THAT THE PROJECTIONS WILL PROVE TO BE CORRECT.

MEDIA CONTACT:                INVESTOR CONTACTS:
Elliot Bloom                  Denise Gillen 212-413-1833
212-413-1832                  Sam Levenson 212-413-1834